UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 14, 2006

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067

www.northropgrumman.com

(Address of principal executive offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2006 the Board of Directors of Northrop Grumman Corporation (the “Company”) amended Section 2 of the Company’s Bylaws to change the vote required for the election of directors in uncontested elections to a majority vote standard. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee exceed the number of votes cast against such nominee’s election. Plurality voting will apply in contested elections.

The Board of Directors (the “Board”) also amended the Company’s Principles of Corporate Governance to add a new principle stating that the Board expects a director to tender a resignation from the Board if he or she fails to receive the required vote for reelection. In addition, the new principle would commit the Board to nominate for election and to appoint to director vacancies and new directorships only nominees who agree to tender advance, irrevocable resignations promptly following their election or appointment to the Board. Such a resignation would be effective only if (i) the director does not receive the required vote for reelection at a future meeting of the stockholders and (ii) the Board accepts the resignation. The Bylaws were also amended to require a stockholder to notify the Company whether such stockholder’s nominees for director intend to tender such resignations if they are elected to the Board.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 3.2	Bylaws of Northrop Grumman Corporation, as amended December 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Stephen D. Yslas
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

Date: December 15, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.2	Bylaws of Northrop Grumman Corporation, as amended December 14, 2006.